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                                                                    EXHIBIT 21.1

                          Subsidiaries of OpenTV Corp.
                          ----------------------------
                             As of December 31, 2003

A table of the direct and indirect subsidiaries of OpenTV Corp. is set forth below, indicating as to each the state or jurisdiction of organization and the names under which such subsidiaries do business. Subsidiaries not included in the table are inactive or, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

Name of the Subsidiary                              Jurisdiction of Organization
---------------------------                         ----------------------------
ACTV, Inc.                                          United States (Delaware)
ACTV Entertainment, Inc.                            United States (New York)
Advision LLC                                        United States (Delaware)
BettingCorp. UK Ltd.                                United Kingdom
Digital Adco                                        United States (Delaware)
HyperTV Networks                                    United States (Delaware)
Intellocity USA, Inc.                               United States (Delaware)
Media Online Services                               United States (Delaware)
OpenGaming (Israel) Ltd.                            Israel
OpenPlay BVI Ltd.                                   British Virgin Islands
OpenTV AG                                           Switzerland
OpenTV Asia Pacific KK                              Japan
OpenTV Australia Pty Ltd                            Australia (New South Wales)
OpenTV Europe S.A.S.                                France
OpenTV Holding NV                                   Netherlands Antilles
OpenTV Holdings BV                                  The Netherlands
OpenTV Iberia SL                                    Spain
OpenTV, Inc.                                        United States (Delaware)
OpenTV Interactive Software (Beijing) Co. Ltd.      China
OpenTV UK Limited                                   United Kingdom
OpenTV US Holdings, Inc.                            United States (Delaware)
OpenTV US Investments, Inc.                         United States (Delaware)
Spyglass, Inc.                                      United States (Delaware)
Spyglass Integration, Inc.                          United States (Delaware)
Static 2358 France SARL                             France
Static 2358 Holdings Limited                        United Kingdom
Static 2358, Inc.                                   United States (California)
Static 2358 Limited                                 United Kingdom
Wink Communications, Inc.                           United States (Delaware)
4G Media Ltd.                                       British Virgin Islands
4G Media Ltd.                                       Turks and Caicos